                                                                   EXHIBIT 10.19

                  SERIES E PREFERRED STOCK PURCHASE AGREEMENT

                                 JETFAX, INC.

                          Dated as of August 18, 1991


     JetFax, Inc., a Delaware corporation (the "Company"), and Ailicec California Corporation, a California corporation (the "Purchaser") have entered into this Agreement for the purposes, among other things, of providing for (i) the purchase by the Purchaser, and the issuance by the Company, on the terms and subject to the conditions described herein, of certain shares of a new Series E of the Company's preferred stock and (ii) the issuance of certain stock purchase warrants by the Company to the Purchaser.

     1.   Creation of Series E Preferred Stock. The Company agrees to promptly
          ------------------------------------
take all necessary corporate action to authorize and create a new series of its preferred stock out of its authorized but unissued preferred stock. Such stock shall be known as Series E Preferred Stock, par value $.01 per share (the "Preferred"). The Preferred shall have substantially the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions set forth in the Certificate of Designation (the "Certificate of Designation") of the Company attached hereto as Exhibit A. The Preferred shall, upon the terms and conditions set forth in the Certificate of Designation, be convertible into shares of Common Stock of the Company, par value $.01 per share (the "Common Stock") at an initial conversion rate of one share of Preferred for one share of Common Stock, subject to adjustment as provided in the Certificate of Designation.


     2.   Purchase and Sale of the Shares; Conversion of $300,000 Note. Subject
          ------------------------------------------------------------
to the terms and conditions set forth herein, the Company will issue and sell (including converting the Company's certain indebtedness to shares), in a number of closings, to the Purchaser, and the Purchaser will buy (including accepting the conversion of certain indebtedness to shares) from the Company, a total number of 930,232 shares, for an aggregate price of $2 million.

     (a) Upon the approval, execution and delivery of this Agreement and the fulfillment (or waiver by the Purchaser, in writing and in its sole discretion) of all the conditions precedent set forth in paragraph 4 of this Agreement, the indebtedness (including principal and accrued and unpaid interest) evidenced by that certain promissory note of the Company dated June 11, 1991 in the principal amount of $300,000 (the "$300,000 Note") shall be automatically converted into the right to receive 139,535 shares of Preferred, and such indebtedness shall no longer be considered outstanding for any purpose (except to the extent that it represents the right to receive such shares of Preferred) nor shall such indebtedness continue to accrue interest. The Company shall cause such shares of Preferred to be issued to Purchaser upon the surrender to the Company

                                       1.

of the $300,000 Note, whereupon the Company shall issue a stock certificate to Purchaser evidencing such shares of Preferred.

     (b) Upon the approval, execution and delivery of this Agreement and the fulfillment (or waiver by the Purchaser, in writing and in its sole discretion) of all the conditions precedent set forth in paragraph 4 of this Agreement, the indebtedness (including principal and accrued and unpaid interest) evidenced by that certain promissory note of the Company dated July 16, 1991 in the principal amount of $100,000 (the "$100,000 Note") shall be automatically converted into the right to receive 46,512 shares of Preferred, and such indebtedness shall no longer be considered outstanding for any purpose (except to the extent that it represents the right to receive such shares of Preferred) nor shall such indebtedness continue to accrue interest. The Company shall cause such shares of Preferred to be issued to Purchaser upon the surrender to the Company of the $100,000 Note, whereupon the Company shall issue a stock certificate to Purchaser evidencing such shares of Preferred.

     (c) Subject to the other terms and conditions set forth in this Agreement (including without limitation paragraph 4), Purchaser hereby subscribes for and agrees to purchase, and the Company agrees to issue, at a price of $2.15 per share, the following numbers of additional shares of Preferred on the respective dates and for the corresponding cash purchase prices specified below:



                               No.  of Shares of       Aggregate Cash
          Date             Preferred to be Purchased   Purchase Price
          ----             -------------------------   --------------


Date of the Agreement                         69,767       $  150,000

September 18, 1991                            93,023       $  200,000

October 18, 1991                             116,279       $  250,000

November 18, 1991                            116,279       $  250,000

December 18, 1991                            116,279       $  250,000

January 18, 1992                             116,279       $  250,000

February 18, 1992                            116,279       $  250,000
                                             -------       ----------
         Total                                744,185       $1,600,000


provided that $103,125 of the cash purchase price due and owing on October 15, 1991 shall be payable by the surrender by the Purchaser to the Company of that certain promissory note of the Company dated May 15, 1991 in the original principal amount of $100,000 (the "$100,000 Note"). The Purchaser shall pay the aggregate cash purchase price on the indicated dates (or next business day if such date is not a business day) by delivering a bank check to the order of the Company for such amount or wire transferring immediately available funds on such indicated dates to a bank account designated by the Company. The dates set forth in this Section 2(b) for the purchase of shares of Preferred by the Purchaser are herein referred to as "Purchase Dates."

                                       2.

   (d) All shares of Preferred to be issued to Purchaser under this Section 2 are herein referred to as "Purchaser Shares." The Purchaser Shares shall be evidenced by Preferred stock certificates. Such certificates shall be duly and validly issued and registered in the name of the Purchaser, and shall be in proper form. The Company shall deliver such certificates for the proper number of shares (together with Warrants as required by this Agreement) on the applicable Purchase Date. The closing of each purchase of shares (and Warrants) under this Agreement shall occur at the offices of the Purchaser (located at 3350 Scott Boulevard, Building 46, Suite #2, Santa Clara, California) during normal business hours, on the applicable Purchase Date (or if not a business day, on the next following business day), or at such other place and time as may be mutually agreeable to the parties.

  (e) Upon the conversion or cancellation of the two Promissory Notes of the Company dated June 11, 1991, and July 16, 1991 for the amounts of $100,000 and $300,000, respectively, as hereinbefore stated in paragraph 2(a) and 2(b), the Company shall pay to the Purchaser promptly, in cash, no later than one week from the date of such conversion or cancellation, the entire accrued and unpaid interest amount due and outstanding on such promissory notes.

  (f) Notwithstanding any of the foregoing, the Purchaser shall have no further obligation to purchase any Preferred shares in the event the Company fails to meet any of the development milestones within 30 days of the applicable dates on which such milestone should have been met as stipulated in Section 3(a) of the Development Agreement executed by the parties on August ___, 1991. This subparagraph (f) however shall not apply if the Company fails to meet the development milestone set forth in section 3(a)(2) of the Development Agreement.

  3.      Issuance of Warrants.
          --------------------

  (a) Upon its purchase of at least $500,000 worth of Preferred shares under 2(b) above, the Purchaser will receive one warrant (each a "Warrant") for every three shares of Preferred purchased. Thereafter, concurrent with each subsequent purchase of shares under 2(b) above, the Purchaser will receive warrants on the same pro rata basis for each $50,000 of Preferred purchased, until the Purchaser has received a minimum aggregate of 310,077 Warrants. Each Warrant will be exercisable for one share of Preferred at any time on or before February 15, 1994, for a purchase price of $2.75 per share, and shall otherwise be substantially equivalent in terms of those Warrants issued to purchase Series A Preferred Stock under that certain Warrant Agreement dated January 15, 1991. Each Warrant shall be registered in the name of Purchaser, duly and validly issued, and in the form of Exhibit B.

  (b) The Purchaser acknowledges that the Company may offer and issue 61,728 shares of Series D Preferred Stock of the Company having substantially such rights as set forth in that certain Certificate of Designation for Series D Preferred Stock attached hereto as Exhibit C. Such shares may be issued at a price of $1.62 per share to Draper Associates ("Draper") in connection with the conversion of a $100,000 promissory note of the Company held by Draper, plus warrants to purchase an additional 46,512 shares of Preferred at a price of $2.15 per share exercisable on

                                       3.

or before February 15, 1992 and warrants to purchase 36,030 shares at a price of $2.75 per share on or before February 15, 1994. Series A Holders will also be offered a small number of Series D (not to exceed 10,000) shares and similar warrants pursuant to their contractual rights of first purchase, as described in 2(d).

  (c) Prior to March 1, 1992, the Company will not issue any shares of Preferred to any person or entity other than the Purchaser, except that the Company may issue up to 370,334 shares of Preferred plus warrants to purchase up to 121,518 shares of Preferred to registered holders of Series A Preferred Stock of the Company as of the date first written above ("Series A Holders") who wish to participate in this transaction, pursuant to their existing rights of first purchase under certain Preferred Stock Purchase Agreements with the Company. However, the Company does not anticipate more than 30,000 shares of Preferred being acquired by existing Series A Holders. The prices offered to Series A Holders for purchase of Preferred and the terms of the warrants will be identical to the prices and terms offered to the Purchaser in this Agreement, although the payment schedule and terms may vary from the terms of this Agreement as mutually agreed between the Company and the Purchaser.

  4.      Conditions Precedent to Purchase. The obligations of the Purchaser to
          --------------------------------
make purchases of Purchaser Shares and Warrants as set forth in 2(c) and 3 above shall be subject to the prior satisfaction of each of the conditions precedent set forth in 4(b) below (the "Conditions Precedent"), or the waiver of the Conditions Precedent by the Purchaser, by written notice to the Company and in the Purchaser's sole discretion.

  (a) The following provisions shall also apply with respect to the purchase of such shares and Warrants, notwithstanding anything to the contrary in this
Agreement:

     (i) Until and unless the Conditions Precedent have been and remain satisfied as described above, the Purchaser shall have no obligations to purchase such shares or Warrants.

     (ii) Notwithstanding (i) above, the Purchaser shall have the option to waive any and all Conditions Precedent set forth in paragraph 4(b), in its sole discretion, and to purchase any or all shares of Preferred listed in 2(c) above (and corresponding Warrants as described in 3 above), at any time or times on or after the applicable Purchase Dates, respectively, at the price of $2.15 per share. The Purchaser may exercise such option to waive by written notice to the Company, and the closing of such purchase shall occur within ten (10) days thereafter. The Purchaser's option rights to waive any Condition Precedent and to purchase shares notwithstanding under this subparagraph (ii) shall expire within 120 calendar days from the applicable Purchase Date, but in no event shall such option rights be exercised later than March 1, 1992.

     (iii) If the Conditions Precedent become and remain satisfied (or are waived by the Purchaser as described above) at any time after one or more applicable Purchase Dates, then on the next occurring Purchase Date (the "New Purchase Date"), the Purchaser shall also be

                                       4.

obligated to purchase the shares (and Warrants) to have been purchased on such prior Purchase Dates, on the same terms that would otherwise have applied and the Company shall be obligated to sell all such shares (and Warrants) to the Purchaser on such New Purchase Date, and the closing of such purchase and sale shall occur on such date, provided, however, that the Company shall be subject to no further obligation to offer or sell any remaining shares of Preferred (or Warrants) to the Purchaser under this Agreement if all of the shares of Preferred listed in 2(c) above have not been purchased by Purchaser on or prior to March 1, 1992.

     (iv) If the Conditions Precedent have not become or do not remain satisfied (and have not been waived by the Purchaser as described above) on March 1, 1992, then at any time thereafter the Purchaser may terminate all of its obligations under this Agreement by written notice to the Company.

     (v) The three Promissory Notes referred to in paragraph 2 shall remain in effect, and all payments thereunder shall be due and payable as required by the terms thereof, until each of them is converted in connection with the Purchaser's purchase of Purchaser Shares pursuant to paragraph 2.

  (b)  The Conditions Precedent are as follows:

     (i) The Company will have filed a Certificate of Designation for the Preferred in the form attached hereto as Exhibit A with the Delaware Secretary of State, authorizing a number of Preferred shares sufficient to issue 1,240,309 Preferred Shares to the Purchaser pursuant to the stock purchase under this Agreement and through the Purchaser's exercise of all Warrants, plus such additional shares (and shares issuable upon exercise or warrants) as may be purchased by Series A Holders;

     (ii) The board of directors of the Company shall have approved this Agreement and all Associated Agreements (hereinafter defined in paragraph 4(6)(xi)), and the Purchaser shall have received adequate documentation of such approval;

     (iii) The shareholders of the Company shall have provided all necessary consents or approvals under applicable law to permit the Company to execute, deliver and perform fully this Agreement and all Associated Agreements, and the Purchaser shall have received adequate documentation of such approval;

     (iv) Key employees and officers of the Company including Lon Radin, Rudy Prince and others designated by the Purchaser shall have entered into employment agreements with the Company containing appropriate noncompetition, confidentiality and other customary provisions, and shall have irrevocably assigned all key inventions, software and other technology created by them to the Company, in form and substance reasonably satisfactory to the Purchaser;

                                       5.

     (v) The Purchaser shall have approved, in writing, the terms of all of the Company's compensation arrangements with its officers, directors and other key personnel;

     (vi) All governmental and regulatory approvals in the United States necessary to consummate the transactions between the Company and the Purchaser shall have been obtained;

     (vii) The Purchaser shall have received a legal opinion of the Company's counsel with respect to the Company's corporate existence, authorized capital stock, the rights of holders of the Preferred, and the enforceability of all agreements between the Purchaser and the Company, in form and substance satisfactory to the Purchaser and its legal counsel;

     (viii) The Company shall not have taken any of the actions described in paragraph 8 below without the approvals required by that paragraph, or such action(s) shall have been cured or abrogated to the Purchaser's reasonable satisfaction;

     (ix) The Company shall have performed and complied in all material respects with all of its obligations under any agreements or contracts with the Purchaser (including without limitation this Agreement and the Associated Agreements), or such breach(es) shall have been remedied to the Purchaser's satisfaction;

     (x) The Purchaser shall not have reasonably concluded, based on documented evidence, that material irregularities have occurred in the disbursement, handling or transmission of funds, or maintenance of books or records, by the Company or any officer or director or employee thereof;

     (xi) The Company and the Purchaser (or its designated affiliate) shall have entered into a mutually acceptable Manufacturing Agreement, Product Development Agreement and Product Marketing Agreement (collectively referred to as the "Associated Agreements");

     (xii) The Purchaser shall have entered into a mutually acceptable Tagalong Agreement with Lon Radin and Rudy Prince. Such agreement shall entitle the Purchaser to participate, on a pro rata basis, in any sales of securities of the Company by Lon Radin or Rudy Prince which constitute, either individually or in the aggregate, sales of more than five percent (5%) of the voting power of the Company, calculated on a fully diluted basis (i.e., assuming exercise of all options and conversion of all convertible securities); and

     (xiii) All representations and warranties and other statements of the Company herein and in any Associated Agreements shall be, on the applicable Purchase Date and after giving effect to the transactions contemplated by this Agreement and any such Associated Agreement, true and correct in all material respects.

                                       6.

  5.      Conditions to Sale. The obligation of the Company to issue and sell
          ------------------
any or all of the Purchaser Shares to the Purchaser under Section 2(b) hereof shall be subject to the fulfillment, or the waiver by the Company, prior to or at the applicable Purchase Date, of the following conditions:

  (a) All representations and warranties and other statements of the Purchaser herein and in any Associated Agreements entered into between the Company and Purchaser shall be, on the Purchaser Date and after giving effect to the transactions contemplated by this Agreement and any such Associated Agreement, true and correct in all material respects; and

  (b) The Purchaser shall have performed and complied in all material respects with all of its obligations hereunder and under any Associated Agreement entered into between the Company and the Purchaser, required to be performed on or prior to such Purchase Date.

  6.      Representations and Warranties of the Company. As of the date first
          ---------------------------------------------
written above and each Purchase Date, the Company hereby represents and warrants to the Purchaser as follows:

  (a) The Company has been duly incorporated and organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing, under the laws of each other jurisdiction in which the Company owns or leases properties, or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company.


  (b) All of the common stock and preferred stock of the Company outstanding as of the date hereof has been duly and validly authorized and issued, fully paid and non-assessable. As of the date of this Agreement, the authorized capital stock of the Company consists of: (i) 5,000,000 shares of common stock, par value $.01 per share, of which 835,000 shares are issued and outstanding and
(ii) 3,000,000 shares of preferred stock, par value of $.01 per share, of which 1,000,000 shares have been authorized to be issued as Series A Preferred Stock and 750,996 shares of which are issued and outstanding, 1,000,000 shares have been authorized to be issued as Series B Preferred Stock and 546,474 shares of which are issued and outstanding and 600,000 shares have been authorized to be issued as Series C Preferred Stock and 504,834 shares of which are issued and outstanding. Upon the filing of the Certificate of Designation as contemplated in paragraph 1 hereof, there will be 1,500,000 shares of Preferred duly and validly authorized for issuance. As of the date of this Agreement except (1) for up to 300,000 shares of common stock reserved or available for sale pursuant to options granted to certain employees, former employees, officers, consultants and directors of the Company, (2) warrants to purchase a maximum of 82,592 shares of Preferred to be issued to Draper Associates, (3) Warrants issued pursuant to that

                                       7.

certain Warrant Agreement dated January 15, 1991 among the Company and certain investors (the "Warrant Agreement") to purchase an aggregate of 30,001 shares of the Company's Series A Preferred Stock (4) a subscription obligation to issue an additional 60,000 shares of Series C Preferred Stock to Adlar Turnkey Manufacturing Co. for a price of $1.25 per share, (5) certain contractual rights of first purchase granted to certain holders of the Company's Series A Preferred Stock, (which may entitle such holders to purchase up to a theoretical maximum of 370,334 shares of Preferred, plus Warrants to purchase up to 121,518 shares of Preferred, and a small number of shares of Series D Preferred Stock plus Warrants in connection with the transactions contemplated by or described in this Agreement) (6) obligations to issue Series D Preferred Stock in the amount of 61,728 and related warrants to Draper, as described above and (7) the conversion and other rights set forth in the certificates of designation related to the outstanding shares of the Company's three series of its preferred stock, as described above (a) there are no outstanding subscriptions, warrants, options, calls, rights or commitments of any character relating to or entitling any person to purchase or otherwise acquire from the Company any capital stock of the Company, (b) there are no obligations or securities convertible into or exchangeable for any shares of capital stock of the Company or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities, and (c) there are no preemptive or similar rights to subscribe for or to purchase any capital stock of the Company;

  (c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated thereby have been or, prior to the applicable Purchase Dates will be, duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

  (d) The execution and delivery of this Agreement and the issue and sale of the Preferred and the grant of Warrants hereunder to the Purchaser, and the compliance by the Company with all of the provisions of this Agreement and, when filed by the Company with the Secretary of State of the State of Delaware, the Certificate of Designation, and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under, or result in the creation of any lien in respect to any property or assets of the Company under, the Certificate of Incorporation or By-Laws of the Company, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound, or any statute or law to which the Company or any of its properties is subject or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery of, or for the performance by, the Company of this Agreement, the issue and sale of the Preferred constituting the Purchaser Shares and the Warrants, the placement of the Purchaser Shares and the Warrants, or the consummation by the Company of the other transactions

                                       8.

contemplated by this Agreement except such as may be required under state securities or Blue Sky laws and under the Securities Act of 1933, as amended (the Securities Act") in connection with the placement of the Purchaser Shares and the grant of the Warrants, and in connection with subsequent resales by the Purchaser in such placement;

  (e) There are no legal or governmental proceedings pending to which the Company is a party or of which any of its properties is the subject, or which challenge the validity or legality of this Agreement, the Associated Agreements or the transactions contemplated hereby or thereby; and, to the best of the Company's knowledge, no such proceedings are overtly threatened by governmental authorities or by any other persons; and

  (f) The Company is not to its knowledge in violation of any statutes, laws, ordinances, governmental rules or regulations or any judgment, order or decree (federal, state, local or foreign) to which it is subject nor has it failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business (including, without limitation, matters relating to environmental laws or regulations,) except for such violations and failures to obtain such licenses, permits, franchises or other governmental authorizations that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company (whether because such license, permit, franchise or other governmental authorization will be obtained within a reasonable time after the date hereof or otherwise);

  (g) The Company has not committed a material breach of, and is not in default (or capable of being called in default) under, any loan agreement, promissory note, guarantee, security agreement, including without limitation any existing agreements between the Company and Silicon Valley Bank concerning the Company's borrowings or credit;

  (h) Upon issuance, each of the shares of Preferred and the Warrants will have been duly authorized by all necessary corporate action on the part of the Company; will be duly and validly issued, validly outstanding, fully paid and nonassessable; and will not be subject to any liens or encumbrances. Such shares will rank equally with all outstanding shares of Series A, B and D Preferred Stock of the Company with respect to priority in payment of dividends and the distribution of assets upon any liquidation of the Company, and no securities of the Company will have priority over the Preferred with respect to such dividend and liquidation matters;

  (i) The Company has filed or caused to be filed all federal and state income tax returns which are or were required to be filed, and has paid or caused to be paid all taxes as shown on said returns. There are no disputes between the Company and any governmental authority concerning taxes;

  (j) The Company is not presently in default with respect to any judgment, order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency or instrumentality;

                                       9.

  (k) Except as disclosed in writing to the Purchaser in the Disclosure Statement attached hereto as Exhibit D, to the Company's best knowledge, the Company's design, assembly, manufacture, distribution, marketing and sale of its products (collectively "Company Activities") do not infringe any rights of any third party or parties, including without limitation patent rights, copyrights, trade secret rights, and/or other intellectual property rights; and no material claims have been made or are intended to be made that the Company Activities infringe any such rights;

  (1) To the Company's best knowledge, the Company has not committed a material breach of, and is not in default (or capable of being called in default) under, any material license or technology transfer agreement with any third party or parties.

  (m) Holders of shares of Series A Preferred Stock and Series D Preferred Stock do not have the right, by virtue of rights of first purchase, options, warrants or otherwise, to purchase more than 80,000 shares of Preferred.

  7.      Representations and Warrants of the Purchaser. As of the date first
          ---------------------------------------------
written above and each Purchase Date, the Purchaser represents the following to the Company:

  (a) The Purchaser has full power and authority to enter into this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser, and this Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

  (b) The Purchaser and its representatives have been furnished, prior to the date hereof, with all information that it deems necessary to make an informed business decision regarding an investment in the Company. The Purchaser acknowledges that the Company has made available to the Purchaser and its representatives the opportunity to ask questions of, receive answers and to obtain information necessary to verify the accuracy of disclosed information. The Purchaser, together with its representatives, have such knowledge and experience in financial and business matters necessary to be able to analyze the merits and risks of this investment. (c) The Purchaser is a wholly-owned subsidiary of Ailicec International Enterprises, Ltd., a Hong Kong corporation. The Purchaser further represents that it is an accredited investor as defined in Regulation D promulgated under the Securities Act, is experienced in investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Preferred.

  (d) The Purchaser hereby confirms that the Preferred to be received by the Purchaser and the Common Stock issuable upon conversion thereof will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same

                                      10.

  (e) The Purchaser has received no representations or warranties (other than as contained in this Agreement) from the Company or its employees or agents, or any other person, in making its investment decision, and the Purchaser is relying on the investigations made by the Purchaser and its representatives.

  (f) The Purchaser acknowledges that there will be substantial restrictions on the transferability of the Preferred (and the Common Stock issuable upon the conversion thereof) acquired hereunder. Since the Preferred (and the Common Stock issuable upon conversion thereof) will not be, and (except as set forth in this Agreement) the Purchaser has no right to require that they be, registered under the Securities Act or qualified pursuant to applicable state securities laws, the Preferred (and the Common Stock issuable upon conversion thereof) may not be, and each Purchaser agrees that they shall not be, sold unless such sale is permitted under, or exempt from such registration under, the Securities Act and any other applicable state blue sky law or regulation. The Purchaser further acknowledges that except as expressly provided in this Agreement, the Company is under no obligation to aid it in obtaining any exemption from the registration requirements. The Purchaser acknowledges that the Purchaser shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state.

  8.      Covenants for the Benefit of the Purchaser.
          ------------------------------------------

  (a) The Company agrees that for so long as any Preferred shares are outstanding and held by the Purchaser; (i) a majority of the issued and outstanding Preferred shall be entitled to elect two (2) of the members of the Company's board of directors; (ii) the total number or members of the Company's Board of Directors shall not exceed seven (7) without approval of a majority of the holders of the issued and outstanding Preferred; (iii) the Company shall not issue shares at any time to any third parties, including to any of the Company's existing shareholders, which would cause the Purchaser to lose its majority ownership of the issued and outstanding Preferred, or issue warrants, options or convertible securities which, upon exercise or conversion, would cause the Purchaser to lose such majority ownership; and (iv) the Company will not take, and will not permit its officers, directors, employees, agents or representatives to take, any of the following actions without the prior written approval of a majority of the issued and outstanding Preferred:

  (i) enter into any material transaction, make any significant loans or payments to, guarantee (directly or indirectly) any obligations or indebtedness of, or transfer any assets or property to, any officer, director, or employee of the company or any affiliate thereof, any holder of more than five percent (5%) of the voting power of the Company, or any Close Relative (as defined below) of any of the foregoing;

  (ii) enter or engage in any business other than the development, manufacture and sale of facsimile machines, facsimile peripherals, and related software and devices (including all current products of the Company);

                                      11.

  (iii) engage in any merger, reorganization, or sale of all or a substantial portion of its assets prior to March 1, 1992;

  (iv) prior to March 1, 1992, issue any equity securities of the Company, other than pursuant to this Agreement, the Draper $100,000 Note conversion, exercise of options issued under any employee stock option plan not exceeding 300,000 shares in the aggregate, or the exercise of outstanding (as of the date first written above) options and warrants and rights of first purchase of Series A Holders as described elsewhere in this Agreement;

  (v) redeem or repurchase any equity securities of the Company in excess of a cumulative total of 100,000 shares of Common Stock (or equivalent preferred shares), other than shares of the Preferred;

  (vi) during any twelve (12) month period, engage in any of the following with a value either individually or in the aggregate in excess of $250,000: (1) capital investments, (2) purchase or disposition of assets, or (3) lending funds of any kind, or sales on credit to any single customer beyond the normal 60 day credit terms;

  (vii)     select or change independent accountants or auditors;

  (viii) enter into any agreements where payment, made by the Company can be reasonably expected to be in excess of $1,000,000 in the aggregate;

  (ix) make any material amendment in or to the Certificate of Incorporation and/or Bylaws of the Company that could (or does) materially and adversely affects the rights of the Purchaser;

  (x) declare or pay any dividends on any equity securities of the Company; or

  (xi) initiate, defend, adjust, settle or compromise any claim, action, suit or judgment by or against the Company involving an amount in excess of $250,000 or any claim for equitable relief of like value.

"Close Relative" means any ancestor, lineal descendant, brother or sister or lineal descendants of either, spouse, aunt, uncle, father-in-law, mother-in-law, son-in-law, brother-in-law, daughter-in-law or sister-in-law.

  (b)  The Company further agrees as follows:

     (i) Promptly upon the execution of this Agreement, the Company shall cause its Board of Directors to amend the Bylaws of the Corporation so that (A)
Section 3.4 shall reflect the voting rights of the Preferred to elect two (2) directors, as described in paragraph 8(a)(i); and (B) Section 3.10 shall provide that notice of special meetings of the Board of

                                      12.

Directors shall be mailed or otherwise given to each director at least ten (10) days prior to the date of the meeting.

     (ii) Upon the written request or the Purchaser, the Company shall provide the Purchaser with reasonable assistance (A) in complying with any accounting, tax or securities laws or regulations requiring the Purchaser (or its parent corporation) to report on the Purchaser's investment in the Company; and (B) in complying with any federal or state securities or "blue sky" laws applicable to the purchase or subsequent resale (if any) of the Preferred. The Purchaser shall reimburse the Company for any out-of-pocket costs reasonably incurred by the Company in providing such requested assistance.

  (c) As long as Purchaser holds not less than 3% of the shares of Preferred and/or Common Stock issued upon conversion of the Preferred, as adjusted for Recapitalizations, the Company shall permit the Purchaser, at the Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers and other employees, all at such reasonable times as may be requested by the Purchaser, provided, however, that the Company shall not be obligated pursuant to this paragraph (c) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

  9.      Registration Rights.
          -------------------

  9.1     Requested Registration.
          ----------------------

  (a)  Request for Registration. If the Company shall receive from Holders (as
       ------------------------
defined below) of fifty percent (50%) of the issued or issuable Registrable Securities (as defined below) (the "Initiating Holders"), a written request that the Company effect a registration under the Securities Act with respect to not less than a number of shares (as adjusted for recapitalizations) of Registrable Securities, sufficient (when aggregated with the offering of other holders who have similar registration rights who have so requested registration) so that the net proceeds of a proposed offering of such shares would be reasonably estimated to exceed $3,000,000, the Company will (i) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within Twenty (20) days after actual receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 9.1:

                                      13.

        (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

        (B) Prior to the earlier of (i) December 31, 1992, or (ii) six (6) months after the effective date of the Company's first registered public offering of its stock;

        (C) If the Company receives an opinion of counsel, reasonably satisfactory to a majority of the requesting Holders, to the effect that the Holders can make open market sales of the outstanding Common Stock held by them without registration, subject to the volume and manner of sale limitations or such similar exemption from registration requirements of the Securities Act;

        (D) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

        (E) After the Company has effected one such registration pursuant to this paragraph 9.1(a), and such registration has been declared or ordered effective; or

        (F) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its best efforts to register, qualify or comply under this paragraph 9.1(a) shall be deferred for a period not to exceed 120 days from the date of receipt of the written request from the Initiating Holders.

  Subject to the foregoing clause (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

  (b)  Underwriting. In the event that a registration pursuant to this Section
       ------------
9.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to paragraph 9.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section 9.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this paragraph 9.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited as provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by a majority in interest of the Initiating

                                      14.

Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this paragraph 9.1, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

  If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

  9.2     Registration Form S-3.
          ---------------------

  (a) If any Holder or Holder holding in the aggregate not less than fifteen percent (15%) of the aggregate number of shares of the issued and outstanding preferred and Common Stock issued upon the conversion of the preferred request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities the reasonable anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is then entitled to use Form S-3 under applicable Commission rules to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this paragraph 9.2 in any six month period. The substantive provisions of paragraph 9.5 shall be applicable to each registration initiated under this paragraph 9.2.

  (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this paragraph 9.2 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering

                                      15.

solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder.

  9.3     Optional Registrations. If at any time or times after the date first
          ----------------------
written above, the Company shall determine to register any of its securities (for itself or for any other securities holder of the Company) under the Securities Act or any successor legislation (other than a registration relating to stock option plans, employee benefit plans or a Rule 145 transaction), and in connection therewith the Company may lawfully register its Common Stock, the Company will promptly give written notice thereof to the then Holders of all issued or issuable Registrable securities and will use its best efforts to include in such registration and to effect the registration under the Securities Act of all Registrable Securities which such Holders may request in writing delivered to the Company within fifteen (15) days after receipt by such Holders of the notice given by the Company; provided, however, if the managing
                                    --------  -------
underwriter for the Company advises the Company in writing that including all or part of the Registrable Shares in such offering will adversely affect the marketing of the proposed offering, then, in connection with any such underwritten offering by the Company of any of its securities, such registration of Registrable Securities shall be limited to not less than ten percent (10%) of the total number of shares to be sold in the case of an initial public offering of the Company's securities, and twenty percent (20%) of the total number of shares to be sold in the case of a subsequent offering; further provided,
                                                        ------- --------
however, that such limited number of shares of Common Stock in such offering
-------
shall be taken from those owned (or obtainable upon the exercise of rights with respect to other securities) by a group of holders requesting registration consisting of the Holders and other holders having similar registration rights to those of the Holders, and such limitation shall be imposed upon the Holders and such other holders pro rata on the basis of the total number of (i) shares of Registrable Securities owned by the requesting Holders and (ii) shares of Common Stock owned, or obtainable by them upon the exercise of rights with respect to other securities, by such other requesting holders. In the event of such a limitation, shares of persons not having similar registration rights will not be included in such registration. The Company shall have the right to select the managing underwriter or underwriters for any underwritten public offering made pursuant to a registration under this paragraph 9.3.

  9.4     Registrable Securities. For the purposes of paragraph 9:
          ----------------------

                                      16.

  (a) The term "Registrable Securities" shall mean (i) the Common Stock issued or issuable upon conversion of all outstanding shares of the Company's preferred stock that are so convertible, including without limitation the Preferred; and
(ii) any Common Stock or other securities of the Company issued or issuable with respect to the Common Stock described in clause (i) by way of a stock dividend or stock split, or other distribution, with respect to or in exchange for or replacement of such Common Stock or other securities.

  (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

  (c) The term "Holder" means the Purchaser, so long as the Purchaser holds any Registrable Securities, and any person to whom the registration rights conferred by this Agreement have been transferred in compliance with the terms hereof.

  9.5     Expenses of Registration.
          ------------------------

  (a)  All expenses of the registration and offering incurred in connection with
(i) one registration pursuant to paragraph 9.1, (ii) any registration under paragraph 9.2, subject to (b) below and (iii) three registrations pursuant to paragraph 9.3, shall be borne by the Company, except that the Holders shall bear underwriting commissions and discounts attributable to their Registrable Securities being registered and the fees and expenses of separate counsel, if any, for such Holders. All other selling expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata. If the Company includes in any registration any securities to be offered by it, all expenses thereof shall be borne solely by the Company.

  (b) A proportionate share of the expenses of the registration and offering incurred in connection with (i) a registration pursuant to paragraph 9.2 and
(ii) any registration pursuant to paragraph 9.3 after the third registration thereunder, shall be borne pro rata by the Holder or Holders requesting the registration on the basis of the ratio of the number of their shares so registered to the total number of shares included in such registration;

provided, however, that with respect to registrations under paragraph 9.2, the
--------  -------
Company shall pay fifty percent (50%) of such expenses.

  9.6     Transfer of Registration Rights. The rights to cause the Company to
          -------------------------------
register securities granted Purchaser under paragraphs 9.1, 9.2 and 9.3 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 5,000 shares of the Registrable Securities (appropriately adjusted for recapitalizations).

                                      17.

  9.7     Standoff Agreement. The Holders shall, if requested by the managing
          ------------------
underwriter or underwriters of any proposed firm underwritten public offering of securities by the Company, agreed not to sell any of their Registrable Securities or any other securities of the Company owned by such Holders in any transaction other than pursuant to such underwritten public offering for a period of up to 90 days beginning on the effective date of the applicable registration statement, provided that the Company's officers and directors and each holder of 10% or more of the Company's issued and outstanding Common Stock also agree to such limitations. The Holders shall upon request execute a separate written agreement confirming and agreeing as to the foregoing.

  9.8     Registration Indemnification. In the event of any registration under
          ----------------------------
the Securities Act pursuant to paragraph 9 of Registrable Securities of any Holder, the Company will hold harmless such Holder and each underwriter of such securities and each other person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Holder or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, or any preliminary prospectus or final prospectus or amendment or supplement thereto on the effective date thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Holder and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or any preliminary prospectus or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or such underwriter specifically for use in the preparation thereof.

  It shall be a condition precedent to the obligation of the Company to include in any registration statement any Registrable Securities then held by a Holder that the Company shall have received an undertaking reasonably satisfactory to it and its counsel from each Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by the Holder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or such amendment or supplement thereto.

                                      18.

  Promptly after receipt by an indemnified party under this paragraph 9.8 of notice of the commencement of any action involving a claim referred to in the preceding provisions of paragraph 9.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and or assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the defense thereof.

  9.9     Registration Procedures. Whenever the Company is required by this
          -----------------------
Agreement to use its best efforts to effect the registration of any securities, the Company shall:

  (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective as provided herein;

  (b) prepare and file with the Commission all amendments and supplements to such registration statement and any prospectus used therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect-to the sale or other disposition of such securities;

  (c) furnish to each Holder of such securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the disposition of its securities; and

  (d) use its best efforts to register or qualify the securities under such other securities or "blue sky" or other applicable laws of such jurisdictions within the United States as the Holder shall reasonably request, to enable the Holder to consummate the public sale or other disposition in such jurisdictions of such securities.

  9.10    Rights Granted to Subsequent Investors. After the date first written
          --------------------------------------
above, the Company shall not grant any registration rights to any third party or parties without the written consent of the Purchaser, including subsequent investors in the Company, except as follows. The Company may grant optional registration rights with respect to Common Stock, comparable to or more limited than those set forth in paragraph 9.3, provided that at most such rights shall
                                       --------
be limited to sharing pro rata in the available portion of the registration in question with all other participating holders of securities.

  9.11    Rule 144 Undertakings. At any time and from time to time after the
          ---------------------
expiration of ninety (90) days following the earlier of the close of business on such date as (i) a registration

                                      19.

statement filed by the Company under the Securities Act becomes effective or
(ii) the Company registers a class of securities under section 12 of the Securities Exchange Act of 1934, as amended, the Company shall use its best efforts to make publicly available and available to the Holders, pursuant to Rule 144 of the Commission under the Securities Act, such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to that Rule and the Company shall use its best efforts to timely file with the Commission all documents and reports required of the Company under the Securities Exchange Act of 1934. The Company shall furnish to any Holder upon request (after the preceding sentence shall have become applicable), a written statement executed by the company as to compliance with the current public information requirements of Rule 144.

  10.     Right of First Purchase
          -----------------------

  10.1    Right of First Purchase. The Company hereby grants to Purchaser the
          -----------------------
right to first purchase for a number of shares of the same class of New Securities (as defined in this paragraph 10.1) which the Company may, from time to time, propose to sell and issue. Purchaser shall be entitled to purchase a number of shares of the class of New Securities sufficient to maintain its Pro Rata Ownership in the Company after taking into account the proposed issuance by the Company "Pro Rata Ownership" at any given time means the following ratio:

  (a) the sum of (1) the total number of shares of Common Stock then held by the Purchaser, plus (2) the total number of shares of Conversion Stock (as defined below) then held by the Purchaser, plus (3) any additional unissued Purchaser Shares which are issuable to the Purchaser under this Agreement, if any;

divided by
----------

  (b) the sum of (1) the total number of shares of Common Stock then outstanding, plus (2) the total number of shares of Conversion Stock at that time, plus (3) any additional unissued Purchaser Shares which are issuable to the Purchaser under this Agreement, if any.

"Conversion Stock" means all then outstanding shares of convertible preferred stock of the Company, other securities of the Company that are convertible into Common Stock, and options, warrants (including without limitation the Warrants) and other instruments or rights that are exercisable for or convertible into Common Stock. As used in this paragraph 10, the number of shares of Conversion Stock at any given time shall be calculated as the number of shares of Common Stock into which it is then convertible, assuming conversion of all such securities and exercise of all such options, warrants and rights.

  (c) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including common stock and preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of

                                      20.

common stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into said shares of common stock or preferred stock. Notwithstanding the foregoing, "New Securities" shall not include (i) the shares of Preferred or Warrants to be issued pursuant to this Agreement, (ii) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (iii) shares issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iv) shares of Common Stock or related options exercisable for such Common Stock issued to employees, officers and directors of, and consultants, customers, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company after the date first written above (provided, however, that the maximum
                                            --------  -------
number of such shares of Common Stock shall be 200,000, (v) stock issued in connection with any stock split, stock dividend or recapitalization by the Company or (vi) any shares issued pursuant to the matters described in clauses
(1) through (6) of paragraph 6(b) hereof.

  (d) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Company shall include with such notice a brief summary of the then current business plan of the Company. The Purchaser shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to the Purchaser's share (calculated in accordance with this paragraph 10.1) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall notify the Purchaser of any material revision to the price and terms of the issuance of New Securities and the Purchaser shall be entitled to 15 additional days in order to respond to the Company.

  (e) In the event the Purchaser fails to exercise such right of first purchase within said 15 day period (as extended, if applicable), the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be closed, if at all, within 60 days from the date of said agreement) to sell the New Securities not elected to be purchased by the Purchaser at a price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice to the Purchaser. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 120 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without again offering the securities to the Purchaser in the manner provided above.

  (f) The right of first purchase granted under this Agreement shall expire upon the first to occur of the following: (i) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, resulting in proceeds to the

                                      21.

Company of at least $2,000,000, or (ii) Purchaser does not then hold at least 100,000 shares of Preferred, Common Stock and/or Conversion Stock (appropriately adjusted for recapitalizations).

  (g) The right of first purchase granted hereunder is not assignable except by the Purchaser to any wholly-owned subsidiary that acquires at least 100,000 shares (appropriately adjusted for recapitalizations).

  (h) Notwithstanding anything to the contrary contained in this paragraph 10, in the event the New Securities proposed to be issued by the Company are to be convertible into shares of Common Stock, the right of first purchase granted pursuant to this paragraph 10 shall, at the Company's option, apply to the purchase of a pro rata number of shares of Common Stock into which the pro rata number of shares of New Securities that the Purchaser otherwise would have been entitled to purchase would be convertible. Substitution of Common Stock in lieu of an offer of New Securities shall be indicated in the Company's notice to the Purchaser pursuant to paragraph 10(b) hereof. Failure of the Purchaser to effect its right of first purchase of such Common Stock shall entitle the Company to issue such New Securities on any such terms as the Company shall approve, provided that such securities shall at most be convertible into the maximum number of shares of Common Stock set forth in the Company's notice to Purchaser.

  11.     Suspension or Termination of Certain Provisions. If Purchaser breaches
          -----------------------------------------------
its obligation to purchase shares of Preferred under paragraph 2(c) hereof, and such breach is not cured within thirty (30) days of the applicable Purchase Date (or New Purchase Date, in the event the provisions of paragraph 4(a) (iii) apply), the provisions of Sections 8, 9 and 10 hereof, and all rights, benefits and covenants granted to or in favor of Purchaser thereunder, shall cease to have any force or effect and the obligation of the Company to sell any remaining shares of Preferred to Purchaser under Section 2(c) shall terminate; such provisions and all such rights, benefits and covenants, and the obligation of the Company to sell remaining shares of Preferred to Purchaser under Section 2(c) shall however be fully reinstated (effective as of the dated of such cure) if Purchaser cures all breaches of Section 2(c) by the purchase of the appropriate number of shares of Preferred within ninety (90) days from the expiration of the above referenced thirty (30) day period. Notwithstanding the foregoing, the Purchaser shall not be treated as having breached its obligation to purchase shares of Preferred if the Company had failed to reach any of the development milestones under Section 3(a) of the Development Agreement between the parties and the provisions of Section 8 (with the exception of Section 8(a)(ii)), 9, and 10 hereof and all rights, benefits and convents granted to or in favor of Purchaser shall continue in full force and effect.

  12.     Restrictions on Transfer; Other Agreements.
          ------------------------------------------

  12.1   Restrictive Legend.   (a) The Purchaser Shares and shares issued
         ------------------
pursuant to the exercise of the Warrants and any Conversion Stock issued in connection therewith, shall (unless their disposition is otherwise permitted by the provisions of this paragraph 11) be subject to stop

                                      22.

transfer instructions and shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "This security has not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under such Act, or unless such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with such Act. The transferability of this security is also subject to restrictions contained in a Stock Purchase Agreement, a copy of which the Company will furnish to the holder of this security upon request."

  (b) The Company hereby agrees that it will, upon the Purchaser's request, eliminate the foregoing legend and stop transfer instructions if, in the written opinion of counsel (which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to the Company), the Purchaser is entitled, without limitation as to manner or sale to sell the Purchaser Shares without registration under the Securities Act by reason of Rule 144 thereunder (or any successor or equivalent provision).

  12.2    Restrictions on Transfer. The Purchaser, by acquiring any of the
          ------------------------
Purchaser Shares and shares issued pursuant to the exercise of the Warrants, hereby covenants and agrees that, except as provided in this Agreement, it will not directly or indirectly offer for sale or sell (within the meaning of the Securities Act) any of the Purchaser Shares or shares issued pursuant to the exercise of the Warrants or any Conversion Stock issued in connection therewith.

  (a) The Purchaser may offer or sell the Purchaser Shares or shares issued pursuant to the exercise of the Warrants or any Conversion Stock issued in connection therewith pursuant to:

       (i) an effective registration statement under the Securities Act ("Registration Statement") filed by the Company under paragraph 9 hereof, or

       (ii) an exemption from registration under the Securities Act, provided that prior to any such proposed transfer of the Purchaser Shares, the Purchaser shall give written notice to the Company of the Purchaser's intention to effect such transfer, which notice shall be accompanied by such evidence as may be reasonably satisfactory to the Company that the proposed transfer of the Purchaser Shares or other shares subject to these restrictions may be effected without registration under the Securities Act, whereupon the Purchaser shall be entitled to transfer the Purchaser Shares or other shares subject to these restrictions in accordance with the terms of the notice delivered by the Purchaser to the Company, or

       (iii) the provisions of Rule 144 (or any successor provision) under the Securities Act, if applicable.

                                      23.

  (b) Any offer or sale of the Purchaser Shares or shares issued pursuant to the exercise of the Warrants or any Conversion Stock issued in connection therewith shall be made in accordance with Federal and state securities laws (including the prospectus delivery requirements of the Securities Act), if applicable.

  (c) Each of the Purchaser Shares or shares issued pursuant to the exercise of the Warrants or any Conversion Stock issued in connection therewith transferred as above provided shall bear the appropriate restrictive legend set forth in paragraph 11.1 above except as provided in paragraph 9 or if, in the opinion of the legal counsel referred to above (which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to the Company), such legend is not required in order to establish compliance with any provisions of the Securities Act.


  13.     Miscellaneous.
          -------------

  13.1    Notices; Payments. Except as otherwise provided in this Agreement, all
          -----------------
notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or ten (10) business days after being deposited in the mail (registered or certified mail postage prepaid, return receipt requested) properly addressed as set forth below.

  13.2    Headings; Schedules and Exhibits. The headings herein are for
          --------------------------------
convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The schedules and exhibits attached hereto, and the certificates and other documents delivered as specified herein, are expressly made a part of this Agreement.

  13.3    Effect of Agreement.
          -------------------

  (a) This Agreement, including the representations and warranties contained herein and the annexes, schedules, exhibits, certificates, opinions and other documents referred to herein or delivered pursuant hereto contain the entire agreement between the Purchaser and the Company with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto. No representations and warranties other than those contained herein or in any such annex, schedule, exhibit, certificate, opinion or other document shall be deemed to have been made by the Purchaser or the Company with respect to this Agreement. All of the representations and warranties contained herein shall survive the execution and performance of this Agreement.

  (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns but, except as otherwise expressly provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be

                                      24.

assigned by either of the parties hereto without the prior written consent of the other party. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  (c) No right, power or remedy granted under this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement or otherwise available at law or in equity; and the exercise or beginning of exercise by any party hereto of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such party of any or all such other rights, powers or remedies. No waiver by any party hereto, and no failure or delay on the part of such party in any one or more instances to insist upon strict performance or observance of one or more covenants or conditions hereof, shall in any way be, or be construed to be, a waiver thereof or prevent such party's rights to require at a later time the performance or observance of such covenants or conditions, or otherwise prejudice such party's rights, powers or remedies.

  13.4    Company Information. For so long as the Purchaser shall own Preferred,
          -------------------
the Company shall furnish to the Purchaser (i) for the first three quarters of each fiscal year reports of its business and operations (including unaudited quarterly financial statements) and (ii) for each fiscal year, an annual report of its business and operations (including financial statements which shall be audited by a certified public accounting firm of established reputation).

  13.5    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
          -------------
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

  13.6    Counterparts. This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

  13.7    Lost, Etc., Certificates Evidencing Preferred Certificates; Exchange
          --------------------------------------------------------------------
of Certificates. Upon receipt of evidence satisfactory to the Company of the
---------------
loss, theft, destruction or mutilation of any certificate evidencing any shares of Preferred or Warrants held by the Purchaser, and in case of loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of such mutilation, upon surrender and cancellation of such certificate, the Company will make and deliver in lieu of such certificate one or more new certificates of the same series and in such denomination or denominations as the Purchaser may request for the same aggregate number of shares of Preferred or Warrants evidenced by the certificate so lost, stolen, destroyed or mutilated, less the number of shares of Preferred, if any, originally evidenced by such

                                      25.

certificate that have theretofore been redeemed, and registered in such name or names as the Purchaser may request.

  Upon surrender by the Purchaser or its nominee of any certificate evidencing any shares of Preferred for exchange at the office of the Company, the Company at its expense (exclusive of applicable transfer taxes if any) will issue in exchange therefor one or more new certificates of the same series and in such denomination or denominations as such Purchaser may request for the same aggregate number of shares of Preferred originally evidenced by the certificate so surrendered, less the number of shares of Preferred, if any, evidenced by such surrendered certificate that have theretofore been redeemed, and registered in such name or names as such Purchaser or the Partnership may request.

  13.8    Amendments; Waiver. This Agreement may be amended only by a writing
          ------------------
executed by or on behalf of both the Company and the Purchaser.

  13.9    Severability. In the event that any term of provision of this
          ------------
Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term of provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall be held to be invalid, illegal, or unenforceable, had never been included herein.

  13.10   Further Assurances. The parties shall each perform such acts, execute
          ------------------
and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated by this Agreement.

  13.11   Costs. Except as expressly provided herein to the contrary, each party
          -----
to this Agreement shall be responsible for its expenses incurred in connection with the negotiation and performance of this Agreement. Further, each party shall pay its own costs with respect to the hiring of auditors and attorneys except as otherwise provided herein.

  13.12   Resolution of Disputes.
          ----------------------

  (a)  General. In the event of any controversy or claim arising out of or
       -------
relating to this Agreement, the breach hereof or the scope of this paragraph 12.12, either party may require by written notice to the other that such controversy or claim by submitted to arbitration as provided herein.

  (b) The parties hereby irrevocably agree to settle any controversy or claim described in paragraph 12.12 (a) by written notice by either party to the other pursuant to paragraph 12.12(a). The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association. The place of the proceeding shall be San Francisco, California. The decision of the arbitrators shall be final and binding upon both

                                      26.

parties and their respective successors and assigns. Judgment upon the award rendered may be entered in any court of competent jurisdiction.

  (c) If either party commences any action or arbitration or judicial proceedings against the other party to enforce any provision of this Agreement or an award as described above, or to compel the other party to submit to arbitration, the prevailing party in such action or proceedings shall be entitled to recover from the other party the reasonable attorneys' fees and other costs and expenses incurred by that prevailing party in connection with such action or proceeding and in connection with the enforcement of any judgment or order thereby obtained.

  13.13   Indemnification. Each party shall indemnify, protect, defend, and hold
          ---------------
harmless the other party and such party's representatives, officers, employees, and successors from and against any and all losses, claims, damages, expenses and liabilities (including, without limitation, all out-of-pocket expenses, expenses incurred with respect to any assessment or judgment, and fees and disbursements of counsel and accountants) incurred or sustained by the other party and/or such party's representatives, officers, employees, and/or successors as a result of any event, occurrence, claims circumstance or other matter arising from any material breach by the first party of any covenant of this Agreement, or any failure or untruth of any representation or warranty made by the first party herein. Each party's obligations under this paragraph 12.13 shall survive the execution and performance of this Agreement.

  13.14   Force Majeure. Neither party shall be responsible for any failure to
          -------------
perform its obligations hereunder due to any cause or event beyond such party's reasonable control, including without limitation acts of God, war, civil commotion, riots, embargoes, domestic or foreign governmental laws or acts, regulations or orders, fires, floods, earthquakes, accidents, machinery malfunctions, quarantines, strikes, lockouts or other labor difficulties. The affected party shall give the other party prompt notice of such cause or event no later than seven (7) days after such cause or event. The notice shall describe the nature of the cause or event, including an estimation of its expected duration and probable impact on the ultimate performance of the affected party's obligations hereunder. Each party shall exercise all reasonable efforts to mitigate or limit damages to the other party resulting from the nonperformance.

  EXECUTED on this 18th day of August 1991, but effective as of the date first above written by the Company and the Purchaser.

                                            JETFAX, INC.


                                            By _____________________________
                                            Title __________________________


                                            By _____________________________

                                      27.

                                            Title __________________________


                                            AILICEC CALIFORNIA CORPORATION


                                            By _____________________________
                                            Title __________________________

                                            By _____________________________
                                            Title __________________________

                                      28.